Exhibit 10.1

SGC Energia and Global Green Solutions
Pilot & Production Facilities
Stakeholders Letter of Agreement

10th July 2007

GLOBAL GREEN SOLUTIONS INC.                  (Hereinafter known as “GGRN”)
Suite 1010
789 West Pender Street
Vancouver, BC V6C 1H27

SGC ENERGIA SGPS, SA                                      (Hereinafter known as “SGC”)
EN 10, Km 125,47
Quinta da Hortinha, Alhandra,
2601 -908 Villa France da Xira
Portugal

STAKEHOLDERS LETTER of AGREEMENT

PILOT & PRODUCTION FACILITIES OPERATING AGREEMENT. COMMERCIAL EXPLOITATION of VERTIGRO ALGAE TECHNOLOGIES, -ALGAE BIOMASS PRODUCTION TECHNOLOGY.

Whereas, the respective parties have agreed to jointly participate in a "Venture" to build and operate production facilities arising out of Algae Biomass Production Technologies known as "Vertigro".

Therefore this "Letter of Agreement" will be the basis for a "Operating Agreement" and a "License Agreement" between "Global Green Solutions Inc" and SGC Energia SGPS, SA" which shall be the governing documents for their participation in the Venture; and

GGRN confirms that it represents the Vertigro Algae Technologies (VAT) Venture stakeholders in its role as the operating and commercialization partner as defined in the Vertigro Algae Technologies Stakeholders Letter of Agreement signed on the 25th June 2007.

The Parties agree the "Operating Agreement " and the "License Agreement" will be signed after completion of the Vertigro Technology development and yield testing planned for completion before the last day of September 2007, and shall include amongst other things, the basic terms of this "Letter of Agreement" as follows;

Note: Where further work is required on the subject the (TBA) Nomenclature means To Be Advised and/ or Agreed."

SGC Energia and Global Green Solutions
Pilot & Production Facilities
Stakeholders Letter of Agreement

1) Venture Structure

a) Venture Name

          i) SGC (TBA) [Venture]

b) Form of Venture

          i)  Venture (TBA) on a project by project basis
          ii) Country of Incorporation (TBA) on a project by project basis.

c) Stakeholders

         i)  SGC Energia SGPS, SA [SGC]
         ii) Global Green Solutions Inc. [GGRN]
         iii) Both SGC and GGRN has the right of assignment in part or in full to an associated entity or company where common ownership is greater than or equal to twenty percent (20%)

d) Roles

         i)  SGC - Venture Investor and Operator
         ii) GGRN - Venture Technology and License Provider and Operating Support Partner

e) Interests

         i)  SGC Project Equity
         ii) GGRN will determine its form of interest in the Venture on a project by project basis in consideration of;

                   a)  Project Equity based on the valuation of the VAT Technology, or
                   b)  Production Royalty, or
                   c)  Part Project Equity and Part Production Royalty

2) Technology Provider

a) Vertigro Algae Technologies (VAT) is the Technology Provider for all "Vertigro" algae-biomass based applications. (known as the Venture Technology).

b) VAT is a joint venture between GGRN and Valcent Products Inc. where GGRN has the exclusive world wide license rights to the commercialization and is the managing and operating partner for the joint venture.

c) VAT shall insure its Intellectual Property (IP) protection of the Venture Technology remains in good standing and any potential infringement is dealt with.

SGC Energia and Global Green Solutions
Pilot & Production Facilities
Stakeholders Letter of Agreement

2) Technology Provider (continued)

d)  VAT shall use best efforts in the research and development of the Venture Technology in order to enable commercial exploitation of the Venture Technology by December 31, 2007.

e)  Technology Intellectual Property (IP) will be managed by VAT.

f)  Technology License Royalty will be managed by VAT.

g)  The VAT Technology shall comprise a high yield, commercial scale production of Algae Biomass for industrial applications including, but not limited to bio-fuel feedstock.

h)  The Technology Package provided by VAT and mandatory to all customers is planned to include the project technology license, algae, bioreactors, harvesting, oil extraction, algae health analysis and monitoring and control systems, all other proprietary custom designed systems as may be required, design, engineering, operating and maintenance documentation, warranty and installation, commissioning, start-up support services.

i)  The Operational Support Package provided by VAT and mandatory to all customers is planned to include an annual operating license, replacement bioreactors, extended warranty, remote monitoring and operational support services.

3) Technology Commercialization

a)  GGRN has the exclusive world rights (excluding Nevada, Ghana and Malawi) to the sales and marketing and commercialization of the VAT Technology for all markets, applications, solutions and products.

b)  GGRN shall provide to the Venture the non-exclusive rights to use the VAT Technology in Europe, Middle East and Africa (excluding South Africa) and in Portuguese speaking countries on the best commercial terms.

c)  Exclusivity can be "earned" for specific territory by the sales of the VAT technology for large scale facilities and/ or production volumes as related to the market size of the territory.

d)  GGRN shall provide SGC first right of refusal in Portuguese speaking countries.

e)  GGRN shall be required to approve all Venture projects which shall not be unreasonably withheld unless another facility operator has gained exclusivity for a territory on the basis defined above.

f)  GGRN shall provide the Venture the first right of offer to provide production for third party customers, unless another facility operator has gained exclusivity for a territory on the basis defined above.

g)  GGRN shall provide to SGC the first right of offer to gain exclusivity in a territory where another facility operator has built a VAT Technology facility.

SGC Energia and Global Green Solutions
Pilot & Production Facilities
Stakeholders Letter of Agreement

3) Technology Commercialization (continued)

h) The Venture shall market the VAT Technology using the Venture trademark name of "Vertigro". Other derivations of the trademark may be developed by the Venture after approval by GGRN.

4) Pilot Plant Facility

a) SGC is committed to building a 1 hectare Pilot Plant facility near Lisbon, Portugal.

b) The Pilot Plant will provide for technology demonstration, further technology and product development and testing capabilities as required in supporting VAT Technology projects, products and applications in Europe.

c) The Pilot Plant will be built local to a source of Carbon Dioxide (CO2) in order to achieve optimal yields from the capital investment.

d) GGRN is committed to contributing the VAT Technology and services to SGC on a "Strategic Partner" cost basis in support of a non profit generating investment.

e) If the pilot plant products are sold to a third party, production royalties will be due to GGRN. GGRN shall grant SGC a development license for the facility which will define the procedures and approvals required for VAT technology biofuel development by SGC utilizing the pilot plant facility.

f) GGRN shall have access to the facility for the purposes of demonstration to prospective customers and/ or investors.

g) GGRN and SGC and VAT may jointly cooperate in the development of products and applications utilizing the facility.

h) SGC wishes to commence in Q3/2007 the planning, permitting, design and preparation of the development plant.

i) GGRN plans to build a pilot plant in El Paso commencing Q4/2007 to be operational Q2/2008.

j) GGRN and SGC will cooperate in the coordination and parallel alignment of the Lisbon and El Paso Pilot plant projects.

i) The following schedule is provided as a target for the purposes of progressing the planning of the pilot plant facility prior to the signing of the Operating Agreement and Technology License;

          i)  Planning and preparation commencing August 2007
          ii) Infrastructure design, manufacture and construction commencing October 2007

SGC Energia and Global Green Solutions
Pilot & Production Facilities
Stakeholders Letter of Agreement

4) Pilot Plant Facility (continued)

          i)  Technology design, engineering, manufacture and construction commencing November 2007
          ii) Commissioning and initial operation commencing May 2008

5) Commercial Production Facilities

a) The target cost as specified by SGC for the production of vegetable (algal) oil based on a Cap-Ex, (amortized over 10 years), cost of capital and annual OP-Ex cost is US$1.30 per gallon (US$400 per tonne). Note Cap-Ex excludes the cost of land.

b) The target cost of vegetable (algal) oil may be supplemented by the production and sales value of secondary products produced by the VAT technology.

c) GGRN is committed to best efforts in delivering technology, services, licenses and royalties to support the target production cost

d) SGC is committed to best efforts in delivering the project Cap-Ex and annual Op-Ex cost to support the target production cost.

e) SGC Revenues for each facility will be generated from the sales of primary and secondary products.

f) A annual production royalty (with terms TBA) will be payable to GGRN which will be based on the proven design capacity of the production facility and the value of the technology provided to deliver the vegetable (algal) oil at or better than target cost.

g) SGC is committed to building the following facilities commencing 2008 and completing by 2010 contingent on the target production cost being achieved;

          i)   200 hectares (494 acres) in Portugal
          ii)  100 hectares (247 acres) in Portugal
          iii) 300 hectares (741 acres) in Spain
          iv) 50 hectares (124 acres) in Mozambique

h) Exclusivity will be earned by SGC on the purchase of VAT Technology and licenses for the above territories.

6) Venture Management

a) SGC shall manage the Venture on behalf of the Venture including but not limited to;

SGC Energia and Global Green Solutions
Pilot & Production Facilities
Stakeholders Letter of Agreement

6) Venture Management (continued)

          i) Venture management, legal and contract management, financial management and reporting, risk management, project budget and schedule, sales and marketing, channels to the market, product delivery operations, facility management, operations and maintenance.

b) In the event of an equity investment by GGRN a Venture Board shall be composed of four (4) operational directors, two (2) of whom shall be nominated by SGC and two (2) of whom shall be nominated by GGRN.

          i)   SGC as the majority equity partner shall appoint the Chairman of the Board to serve on an annual basis. The Chairman shall chair the board meetings and will have a casting vote in the case of an impasse.
          ii)  The quorum at a meeting of the Board shall be three (3) directors.
          iii) Each director will have one (1) vote
          iv) The following matters shall require the affirmative vote of all members of the Board;

                    a) any amendment of the Ventures Articles of Association
                    b) the Venture's dissolution, liquidation or winding up
                    c) any acquisition, merger, consolidation, share exchange, reorganization, recapitalization or other, similar extraordinary transaction involving the Venture or its share capital; or the sale or other disposition of all or substantially all of the property or assets of the Venture or Licensed Technology.
                    d) any matter that materially changes the principle concept of this agreement.
                    e) In the event of an impasse regarding the affirmative vote of all members of the Board they shall consult to resolve the matter in good faith with a final arbitration pursued (as per Clause 9)

c) In the event of a royalty interest by GGRN a Venture Management Committee shall be formed composed of four (4) persons, two (2) of whom shall be nominated by SGC and two (2) of whom shall be nominated by GGRN.

          i) the purpose of the Venture Management Committee is to represent the operational responsibilities and interests of SGC and GGRN
          ii) GGRN will provide a dedicated technology operations manager on a project by project basis to provide the operational support and liaison with SGC.
          iii) In the event of an impasse regarding any operational matter the members of the Venture Management Committee shall consult to resolve the matter in good faith.

SGC Energia and Global Green Solutions
Pilot & Production Facilities
Stakeholders Letter of Agreement

6) Venture Management (continued)

                    iv) In the event of an impasse regarding any operational matter which cannot be resolved by the members of the Venture Management Committee the CEO's from SGC and GGRN shall consult to resolve the matter in good faith.

7) Venture Term and Termination

The Venture shall extend automatically until one or more of the following termination events are invoked;

a) The insolvency or bankruptcy of either of the Venture stakeholder

b) In the event of an equity interest by GGRN, voluntary winding up of the Venture under the direction of the Venture Stakeholders.

c) In the event of a royalty interest by GGRN, voluntary winding up of the Venture under the direction of the Venture Stakeholders.

d) A Terminal Default by GGRN (TBA)

e) A Terminal Default by SGC (TBA)

8) Governing Law.

This Agreement is shall be governed by, construed, and enforced in accordance with the laws of Portugal (TBA).

9) Arbitration

In the event of an impasse on any matter which cannot be resolved by the parties, final arbitration shall be pursued in Geneva, Switzerland.

SGC Energia and Global Green Solutions
Pilot & Production Facilities
Stakeholders Letter of Agreement

In Witness whereof this Letter of Agreement has been entered into this 10th day of July, 2007.

SGC ENERGIA		SGC ENERGIA

Signed:	VIANNEY VALES	Signed:	MIGUEL MARTIN

Name:	Vianney Vales	Name:	Miguel Martin

Title:	CEO	Title:	CFO

GLOBAL GREEN SOLUTIONS INC.		GLOBAL GREEN SOLUTIONS Inc.

Signed:	J. DOUGLAS FRATER	Signed:	CRAIG HARTING

Name:	J. Douglas Frater	Name:	Craig Harting

Title:	President and CEO	Title:	COO